EXHIBIT 10.30

AGREEMENT

MADE BETWEEN:

VIBRO-TECH INDUSTRIES, INC. (hereinafter referred to as "Vibro") the Party of the First Part

And Professor I. Aizenberg and Dr. V. Smirnov the Party of the Second Part

IT IS HEREBY AGREED:

1. THAT Vibro shall extend to the Party of the Second Part the right to act as Vibro's exclusive agent to market Vibro's products and designs in the region of Russia for a period of two (2) years from the date of execution of this agreement.

2 THAT Vibro will pay to the Party of the Second Part a commission of five (5%) percent of the net price of each contract completed under this agreement.

3. THAT the commission will be paid within twenty-one (21) days of Vibro's receipt of the full payment of the contract price.

4. THAT the Party of the Second Part has a duty and an obligation to assist Vibro in following up on the progress of each project referred to by the Party of the Second Part.

5. THAT if, for any reason, a project referred under this agreement by the Party of the Second Part is completed by Vibro but is not paid for in full, the Party of the Second Party will not receive the commission for that project.

6. THAT upon its expiration, this agreement may be renewed by the parties hereto under such terms and conditions as may be deemed to be for their mutual benefit.

Dated the 10th day of October, 1998 in the City of Guangzhou in the Guangdong Province of China and signed in the presence of:

/s/ Lily Zeng                       Vibro-Tech Industries Inc.
Lily Zeng                  For: /s/ Joe Chung
                                    Joe Chungt

/s/ I. Aizenberg
I. Aizenberg

/s/ V. Smirnov
V. Smirnov